UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2020

(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One Hamden Center
2319 Whitney Ave, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	TACT	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging Growth Company ◻
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On March 19, 2020, in light of current marketplace conditions, Bart Shuldman, the Chairman and Chief Executive Officer of TransAct Technologies Incorporated (the “Company”), informed the Board of Directors (the “Board”) of the Company that he would voluntarily forego 10% of his base salary. Also on March 19, 2020, as part of cost reduction initiatives designed to mitigate the impact of COVID-19, the Board, acting upon the recommendation of management, approved the implementation of an across-the-board 10% wage reduction for salaried, non-commissioned employees, including the Company’s other named executive officers. Mr. Shuldman indicated that the voluntary reduction in his salary would continue for so long as such across-the-board wage reduction is in place. In connection therewith, each non-employee member of the Board agreed to forego 10% of his or her cash retainer fees payable for Board service for so long as the employee wage reduction remains in place.
Item 7.01                          Regulation FD Disclosure.
On March 24, 2020, the Company issued a press release announcing certain cost-cutting initiatives in response to the unprecedented uncertainty related to the impact the novel coronavirus (COVID-19) pandemic is having on the food service and casino industries. Such measures include the furlough of approximately 10% of the Company’s workforce, a 10% reduction in the salaries of all salaried, non-commissioned employees, including the NEOs, a reduction in sales commissions for all commissioned employees, a 10% reduction of cash retainer fees for all non-employee directors and the elimination of discretionary spending wherever possible. A copy of the press release is filed herewith as Exhibit 99.1.
The foregoing information is being furnished pursuant to Item 7.01 “Regulation FD Disclosure” of Form 8-K.  Such information, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Forward-Looking Statements
Certain statements in this report include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe” or “continue” or the negative thereof or other similar words. All forward-looking statements involve risks and uncertainties, including, but not limited to, our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; our ability to successfully transition our business towards the food service technology market; our ability to remediate the material weaknesses over internal control over financial reporting; risks associated with potential future acquisitions; our dependence on a significant customer; general economic conditions; the global spread of the coronavirus leading to disruptions in operations of manufacturers in China and Thailand that we rely on for the manufacturing and assembly of our printers and terminals, as well as travel restrictions and a reduction in consumer spending impacting the Company’s supply, sales and delivery of its products; our dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our dependence on significant suppliers; our dependence on third parties for sales outside the United States; marketplace acceptance of new products; risks associated with foreign operations; the availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company’s products in the United States or abroad; increased product costs or reduced customer demand for our products due to changes in U.S. policy that may result in trade wars or tariffs; the effect of the United Kingdom’s withdrawal from the European Union; and other risk factors detailed in the Company’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements speak only as of the date of this report and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.
Item 9.01	Financial Statements and Exhibits.
(d)            Exhibits
99.1	Press release dated March 24, 2020 of TransAct Technologies Incorporated

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ David B. Peters
David B. Peters
Vice President and Chief Accounting Officer

Date: March 25, 2020